EXHIBIT 99

For Release: August 6, 2007

Contact: Richard F. LaRoche, Jr., Chairman of the Special Committee

Phone: (615) 890-9100

NHI Special Committee Gives Update

MURFREESBORO, Tenn. – The Special Board Committee of National Health Investors, Inc. (NYSE: NHI) today announced that it and its legal and financial advisors are still in session, and are engaged in negotiations with third parties designed to maximize shareholder value.  While no anticipated date of definitive announcement can be set, the Committee plans to outline its initiatives and/or negotiation results within the near future.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI’s judgment as of the date of this release.